UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               August 8, 2007

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 8, 2007, Mac-Gray Services, Inc. (“Mac-Gray Services”), a wholly-owned subsidiary of Mac-Gray Corporation (the “Company”), entered into an Asset Purchase Agreement with Hof Service Company, Inc. (“Hof”) and the stockholders of Hof, and an Asset Purchase Agreement with Bobb Corp. (“Bobb”) and the stockholders of Bobb (together, the “Purchase Agreements”).  The Purchase Agreements provide for Mac-Gray Services to acquire substantially all of Hof’s and Bobb’s assets for an aggregate cash purchase price of $41,000,000, subject to certain post-closing adjustments, and a post-closing earn out providing for a maximum additional payment of $2 million.  The purchased assets include principally route equipment, inventory and laundry facility contracts.  Hof and Bobb, based in Beltsville, Maryland, operate laundry routes in Maryland, Virginia and the District of Columbia.

Copies of the Purchase Agreements are attached as Exhibits 2.1 and 2.2 to this Current Report and are incorporated herein by reference in their entirety.

On August 9, 2007, the Company issued a press release announcing the acquisition described above. The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On August 8, 2007, Mac-Gray Services completed the acquisition of assets from Hof and Bobb described in Item 1.01 above.  The purchase price for the acquisition was funded with borrowings under the Company’s existing senior revolving credit facility.  In connection with the acquisition, the credit facility was amended to increase maximum availability under the revolver from $65 million to $85 million, and to increase the dollar limits for permitted acquisitions.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

No financial statements are required to be filed as part of this Current Report.

(b) Pro Forma Financial Information.

No pro forma financial information is required to be filed as part of this Current Report.

(d) Exhibits.

Exhibit Number	Title

2.1	Asset Purchase Agreement dated as of August 8, 2007 among Mac-Gray Services, Inc., Hof Service Company, Inc. and the stockholders of Hof Service Company, Inc. (1)

2.2	Asset Purchase Agreement dated as of August 8, 2007 among Mac-Gray Services, Inc., Bobb Corp. and the stockholders of Bobb Corp. (1)

99.1	Press release of Mac-Gray Corporation issued on August 9, 2007

(1)  The schedules to the Purchase Agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Mac-Gray Corporation will furnish copies of any of the schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: August 13, 2007	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief Financial Officer